UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 1, 2020

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $1 par value	DE	New York Stock Exchange
8½ % Debentures Due 2022	DE22	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Deere & Company (the “Company”) is providing an update on actions taken to support its liquidity position, particularly in light of uncertainties arising from the ongoing COVID-19 coronavirus pandemic.

On March 30, 2020, the Company issued $700,000,000 aggregate principal amount of 2.750% Notes due April 15, 2025, $700,000,000 aggregate principal amount of 3.100% Notes due April 15, 2030 and $850,000,000 aggregate principal amount of 3.750% Notes due April 15, 2050 in an underwritten public offering.

On March 30, 2020, the Company renewed its revolving credit facilities in the aggregate amount of $8 billion on terms substantially similar, in all material respects, to the terms prior to their renewal. The credit facilities are comprised of three tranches: a 364-day credit facility of $3,000 million expiring on March 29, 2021; a $2,500 million credit facility expiring in March 2024; and a $2,500 million credit facility expiring in March 2025. Each of these revolving credit facilities are among the Company, John Deere Capital Corporation, John Deere Bank S.A., and various financial institutions, with JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as documentation agent, and Bank of America, N.A., as syndication agent. As of April 1, 2020, the revolving credit facilities were undrawn.

The Company’s subsidiary, John Deere Capital Corporation, has a revolving credit agreement in place to utilize bank conduit facilities to securitize retail notes. This agreement has a total capacity, or “financing limit,” of $3,500 million of secured financings at any time until the facility expires in November 2021. As of April 1, 2020, $1,719 million of secured short-term borrowings were outstanding, with $1,781 million in remaining capacity available under the agreement.

The Company’s Luxembourg subsidiary, John Deere Cash Management, has agreed to issue €800,000,000 aggregate principal amount of 1.375% Euro Medium-Term Notes due in 2024, €600,000,000 aggregate principal amount of 1.850% Euro Medium-Term Notes due in 2028, and €600,000,000 aggregate principal amount of 2.200% Euro Medium-Term Notes due in 2032, in an offering exempt from registration under U.S. law. These notes are expected to be issued on April 2, 2020 and will be guaranteed by the Company.

Safe Harbor Statement

Certain statements in this current report regarding future events and future financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the risks and uncertainties related to the COVID-19 coronavirus pandemic and the risk factors identified under the heading “Risk Factors” and under the heading “Safe Harbor Statement” in the Company’s “Management’s Discussion and Analysis of Operations and Financial Condition” in the Company’s most recent Annual Report on Form 10-K, as well as the Company’s most recent Quarterly Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Number	Description of Exhibit

104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ Todd E. Davies
Todd E. Davies
Secretary

Dated: April 1, 2020